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Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Formation	Other Names Used
11th Avenue B Participation LLC	Delaware
12 Union Street—Westborough LLC	Delaware
100 Elkhorn Road—Sun Valley LLC	Delaware
100 Elkhorn Road—Sun Valley TRS LLC	Delaware
100 Lochaven Drive—Charleston LLC	Delaware
100 Riverview Condominium Association Inc.	New Jersey
20 Chapel Street Owner LLC	Delaware
20 Chapel Street Lender LLC	Delaware
20 Chapel Street Operator LLC	Delaware
34 Leonard Street—New York LLC	Delaware
45-10 19th Avenue—Astoria LLC	Delaware
220 Calibre Downs Lane—Palm Harbor LLC	Delaware
221 American Boulevard—Bloomington LLC	Delaware
240 S Pineapple Land—Sarasota LLC	Delaware
240 S Pineapple Office—Sarasota LLC	Delaware	240 S Pineapple Parking—Sarasota LLC
246 Spring Street LOC LLC	Delaware
300 Riverview Condominium Association Inc.	New Jersey
300 W. Hargett Street—Raleigh LLC	Delaware
302 Sabal Park Place—Longwood LLC	Delaware
328-342 Washington Blvd—Jersey City LLC	Delaware
328-342 Washington Blvd—Jersey City TRS LLC	Delaware
333 Rector Park—River Rose LLC	Delaware	iStar Garden City LLC
345 Los Coches Street—Milpitas LLC	Delaware
385 Golf Brook Circle—Longwood LLC	Delaware
401 W Michigan Street—Milwaukee LLC	Delaware
475-525 Sycamore Drive—Milpitas LLC	Delaware
500 Woodward LLC	Delaware
560 Cottonwood Drive—Milpitas LLC	Delaware
615 2nd Avenue South—Minneapolis LLC	Delaware
615 E. Weber Drive—Tempe LLC	Delaware
628 East Cleveland Street—Clearwater LLC	Delaware
649 First Street West—Sonoma LLC	Delaware
1050 N. El Mirage Road—Avondale LLC	Delaware
1200 Holiday Drive—Coconut Grove LLC	Delaware	8440 Warner Crossing—Tempe LLC
1250 N. El Mirage Road—Avondale LLC	Delaware
1281 Galleria Drive—Henderson LLC	Delaware
1301 North Troy Street—Arlington LLC	Delaware
1419-1425 Locust Street—Philadelphia LLC	Delaware
1450 Executive Circle NE—Melbourne LLC	Delaware

Subsidiary	State of Formation	Other Names Used
1504-1530 McCarthy Boulevard—Milpitas LLC	Delaware
1515 Dock Street—Tacoma LLC	Delaware
1515 E. Katella Avenue—Anaheim LLC	Delaware
1700 American Blvd E—Bloomington LLC	Delaware
1804 McCarthy Boulevard—Milpitas LLC	Delaware
1855 Barber Lane—Milpitas LLC	Delaware
1861 NW South River Drive—Miami LLC	Delaware
2003-2007 Nonconnah Boulevard—Memphis LLC	Delaware
2021 Lakeside Boulevard—Richardson LLC	Delaware
2220 West First Street—Fort Myers LLC	Delaware
2227 San Pablo Avenue—Oakland LLC	Delaware
2611 Corporate W Drive—Lisle LLC	Delaware
2901 Kinwest Parkway—Irving LLC	Delaware
3000 Waterview Parkway—Richardson LLC	Delaware
3030 N.E. 2nd Avenue—Miami LLC	Delaware
3110 N.E. 2nd Avenue—Miami LLC	Delaware
3150 SW 38th Avenue—Miami LLC	Delaware
3376 Peachtree Road—Atlanta LLC	Delaware
3376 Peachtree Road—Atlanta Hotel LL Inc.	Delaware
3376 Peachtree Road—Atlanta Restaurant LL Inc.	Delaware
3460 14th Street NW—Washington LLC	Delaware
3800 Brockett Trail—Clarkston LLC	Delaware
4471 Dean Martin Drive—Las Vegas LLC	Delaware	4230 S. Decatur Boulevard—Las Vegas LLC
6087 Sunset Boulevard—Hollywood LLC	Delaware
6162 S Willow Drive—Englewood LLC	Delaware
6400 Christie Avenue—Emeryville LLC	Delaware
6665 MacArthur Boulevard—Irving LLC	Delaware
6801 Woolridge Road—Moseley TRS LLC	Delaware
7445 East Chaparral Road—Scottsdale LLC	Delaware
8400 Winchester Road—Memphis LLC	Delaware
11650 Central Parkway—Jacksonville LLC	Delaware
13351 Overseas Highway—Marathon LLC	Delaware	475-525 Sycamore Drive—Milpitas LLC
14000 N. Hayden Road—Scottsdale LLC	Delaware
14951 Royal Oaks (Biscayne Landing)—North Miami LLC	Delaware
17093 Biscayne Boulevard—North Miami LLC	Delaware
17623-17695 N Dale Mabry Hwy—Lutz LLC	Delaware
21625 Red Rum Drive—Ashburn LLC	Delaware
46702 Bayside Parkway—Fremont LLC	Delaware
46831 Lakeview Boulevard—Fremont LLC	Delaware
Acquest Government Holdings, L.L.C.	New York
Acquest Government Holdings II, LLC	New York

Subsidiary	State of Formation	Other Names Used
Acquest Holdings FC, LLC	New York
ACRE HPC, LLC	Delaware
ACRE IDG, LLC	Delaware
ACRE IDG Manager, LLC	Delaware
ACRE Seymour, LLC	Delaware
ACRE Simon, L.L.C.	Delaware
Almaden Kicker LLC	Delaware
American Financial Exchange L.L.C.	New Jersey
Asbury Convention Hall Limited Liability Company	New Jersey
Asbury Partners LLC	New Jersey
AP Five Property Holding, L.L.C.	New Jersey
AP Ten Property Holding, L.L.C	New Jersey
AP Fifteen Property Holding, L.L.C.	New Jersey
ASTAR 325 Route 17M—Monroe LLC	Delaware
ASTAR 1360 Greely Chapel Road—Lima LLC	Delaware
ASTAR 7800 Brewerton Road—Cicero LLC	Delaware
ASTAR 12203 East Colonial Drive—Orlando LLC	Delaware
ASTAR ASB AR1, LLC	Delaware
ASTAR ASB AR2, LLC	Delaware
ASTAR ASB FL1, LLC	Delaware
ASTAR ASB FL2, LLC	Delaware
ASTAR ASB FL3, LLC	Delaware
ASTAR ASB FL4, LLC	Delaware
ASTAR ASB FL5, LLC	Delaware
ASTAR ASB FL6, LLC	Delaware
ASTAR ASB FL7, LLC	Delaware
ASTAR ASB FL8, LLC	Delaware
ASTAR ASB FL9, LLC	Delaware
ASTAR ASB FL10, LLC	Delaware
ASTAR ASB GA1, LLC	Delaware
ASTAR ASB GA2, LLC	Delaware
ASTAR ASB GA3, LLC	Delaware
ASTAR ASB Holdings LLC	Delaware
ASTAR ASB NC1, LLC	Delaware
ASTAR ASB NC2, LLC	Delaware
ASTAR ASB NC3, LLC	Delaware
ASTAR ASB NC4, LLC	Delaware
ASTAR ASB TX1 GenPar LLC	Delaware
ASTAR ASB TX1 LimPar LLC	Delaware
ASTAR ASB TX1 LP	Delaware
ASTAR ASB VA1, LLC	Delaware
ASTAR ASB VA2, LLC	Delaware
ASTAR CHA NM1, LLC	Delaware
ASTAR Finance LLC	Delaware	ASTAR AF NH1, LLC
ASTAR Finance Falcon I LLC	Delaware
ASTAR Finance Falcon II LLC	Delaware
ASTAR FRR FL1, LLC	Delaware
ASTAR FRR Holdings, LLC	Delaware
ASTAR FRR TX1 GenPar LLC	Delaware

Subsidiary	State of Formation	Other Names Used
ASTAR FRR TX1 LimPar LLC	Delaware
ASTAR FRR TX1 LP	Delaware
ASTAR G1A NH1, LLC	Delaware
ASTAR Highway 290—North Hempstead LLC	Delaware	SFI Dallas FC LLC
ASTAR Los Angeles Honda LLC	Delaware
ASTAR Pima Road—Scottsdale LLC	Delaware
ASTAR ROU AL1, LLC	Delaware
ASTAR ROU LA1, LLC	Delaware
ASTAR Suncadia LLC	Delaware
ASTAR Two Notch Columbia LLC	Delaware
ASTAR UAG AZ1, LLC	Delaware
ASTAR UAG AZ2, LLC	Delaware
ASTAR UAG AZ3, LLC	Delaware
ASTAR UAG FL1, LLC	Delaware
ASTAR UAG NJ1 LLC	Delaware
ASTAR West Genesee Street I—Syracuse LLC	Delaware
ASTAR West Genesee Street II—Syracuse LLC	Delaware
AutoStar F Funding LLC	Delaware	iStar MLV Investor LLC
Autostar Investors Partnership LLP	Delaware
Autostar Realty GP LLC	Delaware
Autostar Realty Operating Partnership, L.P.	Delaware	Milestone Realty Operating Partnership
Bond Portfolio Holdings LLC	Delaware
BPT 40H Holding LLC	Delaware
Cajun Fish Holdings, L.L.C.	New Jersey
Campbell Commons—Richardson LLC	Delaware
CTL I Maryland, Inc.	Delaware
Falcon 1999-1 Turlock 815015 LLC	Delaware
Falcon 2003-1 Dryden 818019 LLC	Delaware	855 Avenue of the Americas—SFI LLC
Falcon 2003-1 Englewood 818021 LLC	Delaware
Falcon 2003-1 Rimrock 818018 LLC	Delaware
Falcon 2003-1 Seneca 818020 LLC	Delaware
Falcon Auto Dealership, LLC	Delaware
Falcon Auto Dealership Loan Trust 2001-1	Delaware
Falcon Auto Dealership Loan Trust 2003-1	Delaware
Falcon Financial II, LLC	Delaware
Falcon Franchise Loan Corp.	Delaware
Falcon Franchise Loan Trust 1999-1	Delaware
Falcon Franchise Loan Trust 2000-1	Delaware
Florida 2005 Theaters LLC	Delaware	MUVICO Realty, LLC
Freezer Bear Investments, LLC	Delaware
Harbor Bear, LLC	Delaware
Harry Bear, LLC	Florida
iStar 85 10th L/C LLC	Delaware
iStar 100 LLC	Delaware
iStar 100 Management Inc.	Delaware
iStar 100 Riverview LLC	Delaware
iStar 200-300 LLC	Delaware
iStar 200-300 Management Inc.	Delaware
iStar 200-300 Riverview LLC	Delaware

Subsidiary	State of Formation	Other Names Used
iStar Alpha TRS Inc.	Delaware
iStar Alpha LLC Holdings TRS Inc.	Delaware
iStar Alpha LLC Holdings TRS II Inc.	Delaware
iStar Alpha LLC Holdings TRS III Inc.	Delaware
iStar Alpha Structured Products LLC	Delaware
iStar Asset Services, Inc.	Delaware	Starwood Asset Services, Inc.
iStar Asset Receivables Trust LLC	Delaware
iStar Automotive Investments LLC	Delaware
iStar BEST Finance LLC	Delaware
iStar Bishops Gate LLC	Delaware
iStar Blues LLC	Delaware
iStar Bowling Centers I LLC	Delaware	iStar Fort Collins USGS LLC
iStar Bowling Centers II LLC	Delaware
iStar Bowling Centers I LP	Delaware
iStar Bowling Centers II LP	Delaware
iStar Bowling Centers Business Trust	Massachusetts
iStar Bowling Centers PR GenPar Inc.	Delaware
iStar Bowling Centers PR LP	Delaware
iStar Busco Inc.	Delaware
iStar Columbus Circle LLC	Delaware
iStar Corporate Collateral LLC	Delaware
iStar CS Emery Bay North LLC	Delaware
iStar CS Kicker LLC	Delaware
iStar CS Skyline LLC	Delaware	SFI MacArthur Place—Orange County LLC
iStar CS Palatine LLC	Delaware
iStar CTL I, L.P.	Delaware
iStar CTL I GenPar, Inc.	Delaware
iStar CTL Charleston—Mountain View LLC	Delaware
iStar CTL Columbia—Campbellsville LLC	Delaware
iStar CTL Columbia—Richfield LLC	Delaware
iStar CTL Connection—Irving LLC	Delaware
iStar CTL Corporate Center Drive—Newbury Park LLC	Delaware
iStar CTL Corporate Drive—Dixon LLC	Delaware	iStar Dixon LLC
iStar CTL Cottonwood—Milpitas LLC	Delaware
iStar CTL Crown Colony—Quincy LLC	Delaware
iStar CTL Doolittle—Redondo Beach LLC	Delaware
iStar CTL Dublin LLC	Delaware
iStar CTL Eagle LLC	Delaware
iStar CTL East Palm—Tampa LLC	Delaware	1001 East Palm, LLC
Falcon Franchise Loan, LLC	Delaware
iStar CTL Finance LLC	Delaware
iStar CTL Holdco LLC	Delaware
iStar CTL Inverness—Englewood LLC	Delaware
iStar CTL Maple—El Segundo LLC	Delaware	iStar El Segundo LLC
iStar CTL North Fairway Drive—Vernon Hills LLC	Delaware
iStar CTL North Glenville—Richardson LLC	Delaware
iStar CTL RiverEdge Summit—Atlanta LLC	Delaware

Subsidiary	State of Formation	Other Names Used
iStar CTL Rue Ferrari—San Jose LLC	Delaware
iStar CTL Shadelands—Walnut Creek LLC	Delaware
iStar CTL Sheila—Commerce LLC	Delaware
iStar CTL South Havana—Englewood LLC	Delaware
iStar CTL Sunset Hills—Reston LLC	Delaware
iStar CTL SW 80 Plantation LLC	Delaware	iStar Plantation LLC
iStar CTL Sylvan Way—Parsippany LLC	Delaware
iStar CTL Waterview—Dallas LLC	Delaware
iStar CW Preferred Holdings GenPar, Inc.	Delaware
iStar Dallas GL GenPar LLC	Delaware
iStar Dallas GL LimPar LLC	Delaware
iStar Dallas GL LP	Delaware
iStar DB Seller, LLC	Delaware
iStar DB Holdco LLC	Delaware
iStar DH Holdings TRS Inc.	Cayman Islands
iStar Diplomat Drive—Farmers Branch LLC	Delaware
iStar DMI LLC	Delaware
iStar FBI LLC	Delaware
iStar Financial Protective Trust	Maryland
iStar Financial Statutory Trust I	Delaware
iStar FM Kicker LLC	Delaware
iStar FM Loans LLC	Delaware
iStar FM REO LLC	Delaware
iStar Ginn Holdings LLC	Delaware
iStar GT GenPar, LLC	Delaware
iStar GT, L.P.	Delaware
iStar GT Statutory Trust	Delaware
iStar Harborside LLC	Delaware	ACRE Chandler, LLC
iStar Harborside Member LLC	Delaware
iStar Harrisburg Business Trust	Delaware
iStar Harrisburg GenPar LLC	Delaware
iStar Harrisburg, L.P.	Delaware
iStar HQ I, Inc.	Delaware
iStar HQ I, L.P.	Delaware
iStar HQ I GenPar, Inc.	Delaware
iStar HQ I Maryland, Inc.	Delaware
iStar HQ GT Illinois, Inc.	Delaware	SFT II Illinois, Inc.
iStar IF III LLC	Delaware
iStar Marlin LLC	Delaware
iStar Madison TRS Inc.	Delaware
iStar Merger Co. I	Delaware	Starwood Merger Co. I
iStar Minnesota LLC	Delaware
iStar NG GenPar Inc.	Delaware
iStar NG Inc.	Delaware
iStar NG LP	Delaware
iStar OHACS TRS Inc.	Delaware
iStar OHAFF TRS Inc.	Delaware
iStar OHCOF GP TRS Inc.	Delaware
iStar Page Mill Road—Palo Alto LLC	Delaware
iStar REO TRS Inc.	Delaware

Subsidiary	State of Formation	Other Names Used
iStar RC Paradise Valley LLC	Delaware
iStar Real Estate Services, Inc.	Maryland	TriNet Property Management, Inc.
iStar San Jose, L.L.C.	Delaware
iStar SLC TRS Inc.	Delaware
iStar Solo LLC	Delaware
iStar SPP TRS Inc.	Delaware
iStar SPP TRS II Inc.	Delaware
iStar Statutory Trust	Delaware
iStar Sunnyvale, LLC	Delaware
iStar Sunnyvale Partners, L.P.	Delaware
iStar TALF LLC	Delaware
iStar Tara LLC	Delaware
iStar Tara Holdings LLC	Delaware
iStar Timberland Investments LLC	Delaware
iStar TN TRS Inc.	Delaware
iStar WALH Investor TRS LLC	Delaware
iStar Woodward LLC	Delaware
Jersey Star LLC	Delaware	1400 Ocean Avenue—Asbury Park LLC
LA Bear, LLC	Delaware
Los Valles Company, L.P.	Delaware
Lucky Bear, LLC	Delaware
Lysol Limited	Cyprus
Madison Asbury Retail, LLC	Delaware
MN Theaters 2006 LLC	Minnesota	GAC Theaters LLC
MSK Resort Finance LLC	Delaware
Navy Bear, LLC	Delaware
Peachy Bear, LLC	Delaware
Piscataway Road—Clinton MD LLC	Delaware
Plaza X Leasing Associates L.L.C.	New Jersey
Plaza X Realty L.L.C.	New Jersey
Plaza X Urban Renewal Associates L.L.C.	New Jersey
Red Lion G.P., Inc.	Delaware
RLH Partnership, L.P.	Delaware
Royal Oaks Lane (Biscayne Landing)—North Miami LLC	Delaware
SCC Distribution Centers LLC	Delaware	iStar SCC Distribution Centers LLC
SFI 1120 Warner—Tempe LLC	Delaware	10255 East Via Linda LLC
SFI AHBR Falk LLC	Delaware
SFI Ambassador East LLC	Delaware
SFI Ambassador East TRS LLC	Delaware
SFI Artesia Land LLC	Delaware
SFI Artesia Residential TRS LLC	Delaware
SFI Artesia Retail LLC	Delaware
SFI Ballpark Village LLC	Delaware
SFI Ballpark Village TRS LLC	Delaware
SFI Bridgeview LLC	Delaware
SFI BR Villa Luisa LLC	Delaware
SFI Center Horseheads LLC	Delaware
SFI Chicago Tollway LLC	Delaware
SFI College Park LLC	Delaware
SFI Dawson Street LLC	Delaware
SFI Eagle Land LLC	Delaware

Subsidiary	State of Formation	Other Names Used
SFI Golden Hills—Vacaville LLC	Delaware
SFI Grand Vista LLC	Delaware
SFI Harborshire GenPar LLC	Delaware	328-342 Washington Blvd—Jersey City GenPar LLC
SFI Harborshire LimPar LLC	Delaware	328-342 Washington Blvd—Jersey City LimPar LLC
SFI Ilikai 104 LLC	Delaware
SFI Ilikai LL Inc.	Delaware
SFI Ilikai LL Parent Inc.	Delaware
SFI Ilikai Retail Owner LLC	Delaware
SFI Ilikai Property Owner LLC	Delaware
SFI Ilikai TRS LLC	Delaware
SFI Kapolei LLC	Delaware
SFI Kukio LLC	Delaware
SFI Kula 1800 LLC	Delaware
SFI Kauai Operator LLC	Delaware
SFI Kauai Owner LLC	Delaware
SFI Kauai TRS LLC	Delaware
SFI Kaupulehu LLC	Delaware
SFI Los Valles LLC	Delaware	Los Valles REO LLC
SFI Los Valles TRS LLC	Delaware
SFI Los Valles GenPar LLC	Delaware
SFI Los Valles LimPar LLC	Delaware
SFI MacArthur Place—Orange County LLC	Delaware
SFI Mammoth Crossing LLC	Delaware
SFI Mammoth Finance LLC	Delaware	900 North Point Street—San Francisco LLC
SFI Mammoth Owner LLC	Delaware	iStar CTL Colshire—MacLean LLC
SFI Magnolia Avenue—Riverside LLC	Delaware
SFI Marina Investments LLC	Delaware
SFI Marina Stuart TRS LLC	Delaware
SFI Marquis—Miami LLC	Delaware
SFI Mortgage Funding LLC	Delaware
SFI Naples Reserve LLC	Delaware
SFI Northwest Investor LLC	Delaware
SFI Paramount Bay Owner LLC	Delaware
SFI Pentagon Park LLC	Delaware	4550-4930 W. 77th Street—Edina LLC
SFI Raintree—Scottsdale LLC	Delaware
SFI 10 Rittenhouse LLC	Delaware
SFI River Oaks—Miami LLC	Delaware
SFI Shadelands—Walnut Creek LLC	Delaware	50 Adrian Court—Burlingame LLC
SFI SMR LLC	Delaware
SFI SOHO TRS LLC	Delaware
SFI Theater Investments LLC	Delaware
SFI Transitional—Dixmoor LLC	Delaware
SFT I, Inc.	Delaware
SFT II, Inc.	Delaware
SFT/RLH, Inc.	Delaware
SFI Waipouli LLC	Delaware
SFI Waipouli TRS LLC	Delaware
SFI Warehouse Funding CA LLC	Delaware
SFI Warehouse Funding NY LLC	Delaware

Subsidiary	State of Formation	Other Names Used
SFI Windsor—Pembroke Pines LLC	Delaware
Shore Road—Long Beach Superblock LLC	Delaware
Shore Road—Long Beach Superblock TRS LLC	Delaware
Spring Mountain Ranch REO LLC	Delaware
State Road 710—Indiantown LLC	Delaware
State Road 710—Indiantown TRS LLC	Delaware
Stone Pony Partners, L.L.C.	New Jersey
TimberStar GP LLC	Delaware
TimberStar Investors Partnership LLP	Delaware
TimberStar Operating Partnership, L.P.	Delaware
TimberStar Selling Party Representative Holdco LLC	Delaware
TimberStar Southwest Investor LLC	Delaware
TimberStar TRS, Inc.	Delaware
TimberStar TRS II, Inc.	Delaware	TRS II, Inc.
TriNet Essential Facilities X, Inc.	Maryland
TriNet Essential Facilities XXIII, Inc.	Maryland
TriNet Essential Facilities XXVI, Inc.	Maryland
TriNet Essential Facilities XXVII, Inc.	Maryland
TriNet Sunnyvale Partners, L.P.	Delaware	Sunnyvale Partners, L.P.
TSM I, LLC	Delaware
TSM II, LLC	Delaware
Under Bear, LLC	Delaware
Vector Urban Renewal Associates I, L.P.	Delaware

QuickLinks

  Exhibit 21.1